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                                                                    Exhibit 5.1


                               [WLR&K LETTERHEAD]


                            Dated the Effective Date
                         of the Registration Statement


Transamerica Corporation
600 Montgomery Street
San Francisco, California 94111


        Re: Registration Statement on
            Form S-4 of Transamerica Corporation


Ladies and Gentlemen:

        We are acting as special counsel to Transamerica Corporation, a Delaware corporation ("Transamerica"), in connection with the above-captioned Registration Statement filed by Transamerica with the Securities and Exchange Commission (the "Registration Statement") with respect to up to 1,676,687 common shares, $1.00 par value per share, of Transamerica ("Transamerica Common Shares") proposed to be issued in connection with the merger (the "Merger") of Citation Sub Corp., a Delaware corporation and a wholly owned subsidiary of Transamerica ("Subcorp"), with and into Trans Ocean Ltd., a Delaware corporation ("TOL"), as described in the Consent Solicitation Statement/Prospectus of Transamerica that is a part of the Registration Statement (the "Consent Solicitation Statement/Prospectus").

        In connection with this opinion, we have reviewed the Registration Statement and the exhibits thereto, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, certificates of public officials and of officers of Transamerica and Subcorp, and other instruments and such matters of law and fact as we have deemed necessary to render the opinion contained herein.

        Based upon and subject to the foregoing, we are of the opinion that the Transamerica Common Shares being registered under the Registration Statement, when issued pursuant to the Merger in the manner contemplated by the Registration Statement will be validly issued fully paid and non-assessable.

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Transamerica Corporation
(Date)
Page 2


        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "LEGAL MATTERS" in the Consent Solicitation Statement/Prospectus contained therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                                Very truly yours,